UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2010

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Effective October 12, 2010, the letter agreement (the “Agreement”) dated October 13, 2009 between IDACORP, Inc. (“IDACORP”), Idaho Power Company (“Idaho Power”), and Fitch Ratings (“Fitch”), pursuant to which Fitch agreed to provide IDACORP and Idaho Power with credit rating services for certain of IDACORP’s and Idaho Power’s securities, expired, and IDACORP and Idaho Power elected to not renew the Agreement with Fitch for a subsequent term.  IDACORP’s and Idaho Power’s non-renewal of the Agreement was not the result of any disagreement with Fitch, but was the result of cost-saving measures initiated by IDACORP and Idaho Power.  IDACORP and Idaho Power currently have credit ratings assigned by both Moody’s Investors Service and Standard & Poor’s Ratings Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2010

IDACORP, Inc.

By: /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer

IDAHO POWER COMPANY

By: /s/ Darrel T. Anderson

Darrel T. Anderson

Executive Vice President –

Administrative Services

and Chief Financial Officer